Exhibit 32.1

Certification Pursuant to 18 U.S.C. §1350, as Adopted

Pursuant to §906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), each of the undersigned hereby certifies in his capacity as an officer of Impact BioMedical, Inc. (the “Company”), that, to the best of his knowledge:

(1) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frank D. Heuszel
Frank D. Heuszel
Chief Executive Officer and Director
(Principal Executive Officer)

Date: November 7, 2025

/s/ Todd D. Macko
Todd D. Macko
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: November 7, 2025

A certification furnished pursuant to this Item will not be deemed “filed” for purposes of section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the small business issuer specifically incorporates it by reference.